Exhibit 10.52

SECURED PROMISSORY NOTE

$1,000,000

April ___, 2015

San Francisco, California

FOR VALUE RECEIVED, MERRIMAN HOLDINGS, INC., a Delaware corporation (“Maker”), hereby promises to pay to the order of EGS, LLC, a Delaware limited liability company (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE MILLION DOLLARS ($1,000,000) or the principal amount outstanding from time to time under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on April 20, 2016 (the “Maturity Date”) or such earlier date on which all outstanding obligations payable by Maker hereunder become due and payable in accordance with the terms hereof.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to twelve percent (12.00%) calculated on the basis of a 365 day year and the actual number of days elapsed and payable quarterly in arrears on the last business of July, October and January in each year and on the Maturity Date (each, an “Interest Payment Date”); provided, however, that upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), all outstanding principal (and, to the extent permitted by law, accrued interest that was payable, but was not paid, on any prior Interest Payment Date) shall bear interest at a rate per annum equal to fifteen percent (15.00%) calculated on the basis of a 365 day year and the actual number of days elapsed, which interest shall be payable upon demand. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note. All accrued and unpaid interest on this Promissory Note shall be payable on the Maturity Date or on such earlier date as this Promissory Note shall be prepaid, in whole or in part.

As additional consideration to Lender, and a material inducement to Lender to loan funds to the Maker pursuant to this Note, Maker agrees to issue to the Lender warrants to purchase Common Stock, $0.0001 par value per share (“Common Stock”), of the Maker (the “Warrants”). The number of shares of Common Stock issuable upon exercise in full of the Warrants (the “Warrant Shares”) shall be 500,000, the exercise price of the Warrants shall be $1.00 per Warrant Share and the term shall be five years from the date hereof; provided, however, that the exercise price of any Warrants exercised after the occurrence of an Event of Default (as hereinafter defined) (regardless whether such Event of Default is cured or waived) shall be $0.01 per Warrant Share. The Warrants shall be issued promptly following the date hereof.

Issuer hereby represents and warrants that the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable upon issuance.  The Warrant Shares will not be registered under the Securities Act of 1933, as amended, and will carry legends restricting resale.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

This Promissory Note shall not entitle Lender to any rights as a stockholder of Maker.

This Promissory Note is secured pursuant to that certain Stock Pledge Agreement, dated as of the date hereof, by and between Maker and Lender (the “Stock Pledge Agreement”).

Maker agrees that neither Maker nor any of its Subsidiaries will (i) incur or suffer to exist any indebtedness other than Permitted Indebtedness, or (ii) incur any other obligations of any nature whatsoever other than in the ordinary course of business, or (iii) prepay, in whole or in part, any indebtedness or other obligations of Maker prior to the stated maturity thereof (provided, however, that Maker may prepay its $500,000 promissory note made payable to Manatuck Hill Scout Fund LP in an amount up to $200,000 so long as, after giving effect to such prepayment, such promissory note continues to be outstanding in a principal amount not less than $300,000), or (iv) create or suffer to exist any lien on or security interest in any of its assets, other than (x) liens and security interests arising under the Stock Pledge Agreement, (y) liens and security interests that are contractually subordinated to liens and security interests arising under the Stock Pledge Agreement, securing indebtedness that is contractually subordinated to the prior payment in full of this Promissory Note, pursuant to the Intercreditor Agreement dated as of April 20, 2015 (the “Subordination Agreement”) among the Lender, holders of all other outstanding indebtedness of the Maker, and the Maker and (z) liens and security interests arising by operation of law that do not secure indebtedness for borrowed money, or (v) sell, assign, or otherwise transfer all or any material part of its assets, other than, in the case of any Subsidiary, in the ordinary course of its business, or (vi) in the case of Maker, pay any dividend or make any other distribution in respect of its Common Stock or any other equity interest in Maker.

“Permitted Indebtedness” shall mean, (1) all indebtedness of Merriman Capital, Inc., a California corporation and a wholly-owned subsidiary of Maker, disclosed to Lender by Maker prior to Maker’s delivery of this Promissory Note to Lender, including, but not limited to, that certain Demand Promissory Note dated as of April 9, 2015, executed and delivered by Merriman Capital, Inc. to Ronald L. Chez and (2) all indebtedness of Maker disclosed to Lender by Maker prior to Maker’s delivery of this Promissory Note to Lender that is subject to the Subordination Agreement.

Upon the occurrence of any Event of Default described in clause (a) or (b) below, immediately and without notice, all outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of an Event of Default under clause (c), (d), (e), (f) or (g) below, and at any time thereafter during the continuance of such Event of Default, at the option and upon written notice of Lender, all outstanding obligations payable by Maker hereunder shall, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Lender may, immediately and without expiration of any period of grace, enforce payment of all outstanding obligations, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Lender may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature; (iii) makes a general assignment for the benefit of its or any of its creditors; (iv) is dissolved or liquidated in full or in part; (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) takes any action for the purpose of effecting any of the foregoing;

(b) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief is entered or such proceeding is not be dismissed or discharged within thirty (30) days of commencement;

(c) Maker (i) shall fail to pay any accrued and unpaid interest on this Promissory Note (or fail to make any other payment (other than payment of principal hereof) that is due and payable hereunder or under the Stock Pledge Agreement) when the same becomes due and payable and such failure shall continue for five (5) business days or (ii) shall fail to repay any principal of this Promissory Note when the same becomes due and payable;

(d) Maker (i) shall fail to observe or perform any covenant contained in clause (i) through (vi) in the preceding paragraph or (ii) shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Promissory Note (other than those specified in clause (c) above) or the Stock Pledge Agreement and such failure shall continue for fifteen (15) business days after Maker’s receipt of written notice from Lender of such failure or, if earlier, after Maker has knowledge or notice thereof;

(e) A material breach of the Stock Pledge Agreement by Maker or a material breach of the Subordination Agreement by Maker or a Subordinated Lender (as defined therein);

(f) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Maker to Lender in writing in connection with this Promissory Note, the Stock Pledge Agreement or the Subordination Agreement, or as an inducement to Lender to enter into this Promissory Note, the Stock Pledge Agreement or the Subordination Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(g) The Maker or any of its Subsidiaries shall fail to pay any other indebtedness for borrowed money or interest thereon at maturity thereof, or a breach of or default under any agreement or other document governing, or any instrument evidencing, any such indebtedness shall occur which results in a right by the holders thereof, whether or not exercised, to accelerate the maturity of such indebtedness.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. Maker shall pay all costs of collection when incurred, including attorneys’ fees, costs and expenses.

This Promissory Note shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York. The Maker agrees to submit to the jurisdiction of New York state courts and United States federal courts sitting in New York, New York, and waives trial by jury. In the event that any provision of this Promissory Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Maker, to: Merriman Holdings, Inc., 250 California Street, 16th Floor, San Francisco, California 94104, Attention: General Counsel, telecopier: (415) 248-5698, (ii) if to Lender to:_________________________________________, as may be updated by a party by written notice to the other party from time to time.

IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed as of the day and year first above written.

MERRIMAN HOLDINGS, INC.

By:___________________________
Name: D. Jonathan Merriman
Title: Chief Executive Office